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                                                                   EXHIBIT 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Source Information Management Company
St. Louis, Missouri

We hereby consent to the use in the Prospectus constituting a part of the Registration Statement of our report dated March 9, 1999, relating to the consolidated financial statements of U.S. Marketing Services, Inc.

                                                            /s/ BDO Seidman, LLP
                                                                BDO Seidman, LLP


New York, New York
April 23, 1999